UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2016

Cocrystal Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55158	35-2528215
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1860 Montreal Rd, Tucker, GA	30084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 892-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02       Unregistered Sales of Equity Securities.

On September 1, 2016, Cocrystal Pharma, Inc. (the “Company”) closed on proceeds of $4,008,201 in a private placement offering (the “Offering”) of 9,776,100 shares of the Company’s common stock at a purchase price of $0.41 per share. The purchasers included three members of the Company’s board of directors, including Chairman Dr. Raymond F. Schinazi, Interim Chief Executive Officer Dr. Gary Wilcox, and Dr. David Block. In addition, OPKO Health, Inc., of which the Company’s director Dr. Phillip Frost is Chairman and Chief Executive Officer, invested in the Offering.

The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes.  The form of Securities Purchase Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

All of the securities were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933 (the “Act”) and Rule 506 promulgated thereunder.  These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. The investors are accredited investors and there was no general solicitation.

Item 9.01       Financial Statements and Exhibits

Exhibit No.	Exhibit
10.1	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 2, 2016	Cocrystal Pharma, Inc. By: /s/ Walt A. Linscott Name: Walt A. Linscott Title: General Counsel and Secretary